Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 20, 2009 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in Royal Gold, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 18, 2010